UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2014, Lexicon Pharmaceuticals, Inc. (the “Company”) issued an additional $7.5 million principal amount of its 5.25% Convertible Senior Notes due 2021 (the “Additional Notes”). The Additional Notes were issued pursuant to an option granted to the initial purchasers of the Company’s $80.0 million aggregate principal amount of 5.25% Convertible Senior Notes due 2021 (the “Notes”), which closed on November 26, 2014. The Additional Notes have the same terms as, and are issued under the same indenture as, the Notes, which are described in the Company’s Current Report on Form 8-K dated November 28, 2014, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference. The Additional Notes and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the transactions set forth under Item 1.01 of this Current Report on Form 8-K have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: December 23, 2014	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel